UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 13, 2014

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, GA 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 13, 2014, CatchMark Timber Trust, Inc. (the “Company”) entered into a purchase and sales agreement (the “PSA”) with Forestree VI LP and Forestree VI Texas LP (collectively, the “Seller”) to purchase approximately 36,000 acres of timberland for approximately $74.0 million (the “Hancock Acquisition”). The PSA was subject to the approval of the investment committee of Hancock Natural Resource Group, Inc., which was received on March 20, 2014. The Acquisition is also subject to customary closing conditions and we cannot guarantee that it will be completed. The transaction is expected to close in April and will be funded through debt financing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: March 21, 2014	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer